Calculation of Filing Fee Tables
S-1
Catheter Precision, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	68,067,042	$ 0.95	$ 64,663,689.90	0.0001381	$ 8,930.06
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 64,663,689.90		$ 8,930.06
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,930.06
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may be issued from time to time to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions, and, with respect to the shares of common stock issuable upon conversion of the Series C-1, Series C-2, Series C-3 and Series D Convertible Preferred Stock, such indeterminate number of additional shares of common stock as may become issuable as a result of the floating-rate conversion and other anti-dilution provisions of such preferred stock. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share, the maximum aggregate offering price and the amount of the registration fee will be based on the average of the high and low prices of the registrant's common stock as reported on the NYSE American on a date within five business days prior to the date of filing of the registration statement, and will be completed prior to filing. Calculated pursuant to Rule 457 under the Securities Act at the Section 6(b) fee rate in effect for the federal government's fiscal year 2026 of $138.10 per $1,000,000 of the proposed maximum aggregate offering price. Total Fees Previously Paid is to reflect the amount of any registration fee previously paid by the registrant in connection with the securities registered by, and carried forward to, this registration statement, if any. Net Fee Due represents the amount of the registration fee payable in connection with this registration statement after giving effect to any such previously paid fees and any applicable fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date